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                                                                     EXHIBIT 5

                         PORTER, WRIGHT, MORRIS & ARTHUR
                                ATTORNEYS AT LAW
                              41 SOUTH HIGH STREET
                            COLUMBUS, OHIO 43215-6194

                                December 20, 1996

Huntington Bancshares Incorporated
41 South High Street
Columbus, Ohio 43287

      Re:      Acquisition of Citi-Bancshares, Inc.

Ladies and Gentlemen:

      With respect to the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Huntington Bancshares Incorporated ("Huntington") with the Securities and Exchange Commission related to the registration of 7,826,000 shares of Huntington's common stock, without par value (the "Stock"), to be issued in connection with the proposed merger (the "Merger") of Citi-Bancshares, Inc., a Florida corporation ("Citi-Bancshares"), into Huntington Bancshares Florida, Inc., an Ohio corporation and a wholly owned subsidiary of Huntington ("Huntington Florida"), we advise you as follows:

      We are counsel for Huntington and Huntington Florida and have participated in the preparation of the Registration Statement. We have reviewed the Agreement and Plan of Merger, dated as of October 31, 1996, among Huntington, Huntington Florida, and Citi-Bancshares (the "Merger Agreement"), Huntington's Articles of Restatement of Charter, Huntington's Bylaws, the corporate action taken to date in connection with the Registration Statement and the issuance and sale of the Stock, and such other documents and authorities as we deem relevant for the purpose of this opinion.

      Based upon the foregoing, we are of the opinion that:

      (a) upon the proper approval of the Merger Agreement by the shareholders of Citi-Bancshares;

      (b) upon the approval of the Merger by the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency and the expiration of all applicable waiting periods;

      (c) upon compliance with the Securities Act of 1933, as amended, and with the securities or "blue sky" laws of the states in which the Stock is to be offered for sale; and

      (d)     upon the "Effective Time," as defined in the Merger Agreement;

the Stock, when issued and delivered as provided in the Merger Agreement in accordance with the resolutions heretofore adopted by the Board of Directors of Huntington, will be legally issued, fully paid, and nonassessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus included in the Registration Statement.

                                     Very truly yours,

                                     /s/ PORTER, WRIGHT, MORRIS & ARTHUR

                                     PORTER, WRIGHT, MORRIS & ARTHUR